UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2023

CAMDEN PROPERTY TRUST

(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Greenway Plaza, Suite 2400, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	CPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant of Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

To renew its “at the market sales program,” which expired pursuant to its terms on May 12, 2023, on May 22, 2023, Camden Property Trust, a Texas real estate investment trust (the “Company”), entered into separate replacement “at the market” agreements (collectively, the “Agreements”) for the offer and/or sale of common shares of beneficial interest, par value $0.01 per share (“Common Shares”) with an aggregate offering price of up to $500,000,000 with (i) each of Deutsche Bank Securities Inc., Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”) and (ii) the Forward Purchasers (as defined below), pursuant to which the Company may (a) sell, from time to time, Common Shares (any such shares, the “Primary Shares”), to or through the Managers and (b) instruct the relevant Forward Purchaser (as defined below) or its affiliate (in such capacity, a “Forward Seller”) to offer and sell borrowed Common Shares (any such shares, “Forward Hedge Shares,” and collectively with the Primary Shares, the “Shares”).

Under the terms of the Agreements, the Company may also sell Primary Shares to a Manager as principal for its own account at a price agreed upon at the time of such sale. If the Company sells Primary Shares to a Manager as principal, it will enter into a separate terms agreement with the Manager, and it will describe such agreement in a separate prospectus supplement or pricing supplement.

The Agreements contemplate, in addition to the issuance and sale of Primary Shares to or through the Managers as principals or sales agents, the Company may enter into separate forward sale agreements with any of the Managers or their respective affiliates (in such capacity, the “Forward Purchasers”). If the Company enters into a forward sale agreement with any Forward Purchaser, the Company expects such Forward Purchaser or its affiliate will borrow from third parties and, through the relevant Forward Seller, sell a number of Forward Hedge Shares equal to the number of Common Shares underlying the particular forward sale agreement, in accordance with the mutually accepted instructions related to such forward sale agreement. The Company will not receive any proceeds from any sale of Forward Hedge Shares through a Forward Seller. The Company currently expects to physically settle each particular forward sale agreement with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such particular forward sale agreement by issuing Common Shares (the “Confirmation Shares”), in which case the Company expects to receive aggregate net cash proceeds at settlement equal to the number of Common Shares underlying the particular forward sale agreement multiplied by the relevant forward sale price. However, the Company may also elect to cash settle or net share settle a particular forward sale agreement, in which case the Company may not receive any proceeds from the issuance of Common Shares, and the Company will instead receive or pay cash (in the case of cash settlement) or receive or deliver Common Shares (in the case of net share settlement).

Subject to the terms and conditions of the Agreements, the Managers will use their commercially reasonable efforts to sell the Shares. The sales, if any, of the Shares made under the Agreements will be made by means of ordinary brokers’ transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Actual sales of Primary Shares will depend on a variety of factors to be determined by the Company from time to time.

The Agreements provide each Manager will be entitled to compensation for its services which will not exceed, but may be lower than, 1.5% of the gross sales price of all Primary Shares sold through it as sales agent. In connection with each forward sale agreement, the Company will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate which will not exceed, but may be lower than, 1.5% of the gross sales price of all Forward Hedge Shares sold through such Forward Seller. The Company has no obligation to sell any of the Shares under the Agreements, and may at any time suspend solicitation and offers under the Agreements.

The Company intends to use the net proceeds from the sale of Common Shares under the Agreements for general corporate purposes, which may include reducing borrowings under its $1.2 billion unsecured revolving credit facility or its $300 million unsecured term loan facility with a delayed draw feature, the repayment of other indebtedness, the redemption or other repurchase of outstanding debt or equity securities, funding for development activities and financing for acquisitions.

The Shares will be issued pursuant to the registration statement on Form S-3 of the Company filed with the Securities and Exchange Commission on May 12, 2023. The Company filed a prospectus supplement (the “Prospectus Supplement”), dated May 22, 2023, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The Agreements contain customary representations, warranties, and agreements of the Company, the Managers and the Forward Purchasers, indemnification rights and obligations of the parties and termination provisions. Copies of the Agreements, including the respective form of forward sales agreement (if applicable), are filed as Exhibits 1.1, 1.2, 1.3 and 1.4 to this Current Report, and the descriptions of the terms of the Agreements and the forms of forward sales agreement in this Item 1.01 are qualified in their entirety by reference to such Exhibits, which are incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Certain of the Managers and their affiliates have engaged in, and may in the future engage in, financial advisory and investment banking services, lending and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, the Managers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the Managers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve the Company’s securities and instruments. The Managers, or their affiliates, are lenders under the Company’s unsecured revolving credit facility and unsecured delayed term loan, and any of the Managers or their affiliates may, at any time, be holders of the Company’s other indebtedness or debt or equity securities. Such Manager or its affiliate will therefore receive its proportionate share of any proceeds of this offering or upon the settlement of any forward sale agreement used to repay indebtedness under the line of credit or other indebtedness, to the extent it is a lender thereunder, or redeem or repurchase outstanding debt or equity securities, to the extent it is a holder thereof. If the Company enters into a forward sale agreement with a Forward Purchaser, the Company expects such Forward Purchaser or its affiliate will attempt to borrow and sell, through the relevant Manager, as forward seller, Common Shares to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed Common Shares will be paid to the relevant Forward Purchaser (or one or more of its affiliates). Such entity will be either a Manager or its affiliate. As a result, a Manager or one of its affiliates will receive the net proceeds from any sale of borrowed Common Shares made in connection with any forward sale agreement.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Title

1.1	Distribution Agency Agreement, dated May 22, 2023, among Camden Property Trust, Deutsche Bank Securities Inc. and Deutsche Bank AG, London Branch

1.2	Distribution Agency Agreement, dated May 22, 2023, among Camden Property Trust, Scotia Capital (USA) Inc. and The Bank of Nova Scotia

1.3	Distribution Agency Agreement, dated May 22, 2023, among Camden Property Trust, Truist Securities, Inc. and Truist Bank

1.4	Distribution Agency Agreement, dated May 22, 2023, among Camden Property Trust, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association

5.1	Opinion of Dentons US LLP as to the legality of the securities being registered.

8.1	Opinion of Dentons US LLP as to certain tax matters.

23.1	Consent of Dentons US LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Dentons US LLP (included in Exhibit 8.1 hereto).

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2023

CAMDEN PROPERTY TRUST

By:	/s/Alexander J. Jessett
Alexander J. Jessett
Executive Vice President - Chief Financial Officer and Assistant Secretary

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